[475662.EX4_29]1

Exhibit 4.29

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 29, 2013, among PNK (SAZ), LLC, a Texas limited liability company and PNK (SAM), LLC, a Texas limited liability company, (each the “Guarantying Subsidiary” and collectively, the “Guarantying Subsidiaries”), each a subsidiary of Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of August 10, 2009 and as further amended by the First Supplemental Indenture, dated as of February 5, 2010, the Second Supplemental Indenture, dated as of January 26, 2011, the Third Supplemental Indenture, dated as of January 28, 2011, the Fourth Supplemental Indenture, dated as of January 28, 2011, and the Fifth Supplemental Indenture, dated as of August 1, 2012, as so supplemented (together with the Original Indenture, the “Indenture”), providing for the issuance of 8.625% Senior Notes due 2017 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantying Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantying Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guaranty”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Guarantying Subsidiaries and the Company have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantying Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTY. Each Guarantying Subsidiary hereby agrees to provide an unconditional Guaranty on the terms and subject to the conditions set forth in the Guaranty and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantying Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guarantying Subsidiary under the Notes, any Guaranties, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

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4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantying Subsidiaries and the Company.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date first above written.

Dated: January 29, 2013

PINNACLE ENTERTAINMENT, INC.

By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

ACE GAMING, LLC

By:	PNK Development 13, LLC
Its:	Sole Member

	By:	PNK (BILOXI), LLC
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Chief Financial Officer and Treasurer

AREH MLK LLC

By:	PNK (BILOXI), LLC
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

AREP BOARDWALK PROPERTIES LLC

By:	PNK (BILOXI), LLC
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

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BELTERRA RESORT INDIANA, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

BOOMTOWN, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

CASINO MAGIC, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

CASINO ONE CORPORATION

By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Treasurer

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LOUISIANA – I GAMING, A LOUISIANA
PARTNERSHIP IN COMMENDAM

By:	Boomtown, LLC
Its:	General Partner

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Executive Vice President and Chief Financial Officer

MITRE ASSOCIATES LLC

By:	PNK Development 13, LLC
Its:	Sole Member

	By:	PNK (BILOXI), LLC
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Chief Financial Officer and Treasurer

OGLE HAUS, LLC

By:	Belterra Resort Indiana, LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

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PNK (BATON ROUGE) Partnership

By:	PNK Development 8, LLC
Its:	Managing Partner

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Executive Vice President and Chief Financial Officer

PNK (BILOXI), LLC

By:	/s/ Carlos A. Ruisanchez
Name:	Carlos A. Ruisanchez
Title:	Chief Financial Officer and Treasurer

PNK (BOSSIER CITY), INC.

By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Treasurer

PNK DEVELOPMENT 7, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

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PNK DEVELOPMENT 8, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

PNK DEVELOPMENT 9, LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

PNK DEVELOPMENT 13, LLC

By: PNK (BILOXI), LLC
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

PNK (ES), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

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PNK (LAKE CHARLES), L.L.C.

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member/Manager

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

PNK (OHIO), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

PNK (OHIO) II, LLC

By:	PNK (OHIO) LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Executive Vice President and Chief Financial Officer

PNK (OHIO) III, LLC

By:	PNK (OHIO) LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Executive Vice President and Chief Financial Officer

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PNK (RENO), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

PNK (RIVER CITY), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

PNK (SAZ), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

PNK (SAM), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

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PNK (SCB), L.L.C.

By:	PNK Development 7, LLC
Its:	Sole Member

	By:	Pinnacle Entertainment, Inc.
	Its:	Sole Member

		By:	/s/ Carlos A. Ruisanchez
		Name:	Carlos A. Ruisanchez
		Title:	Executive Vice President and Chief Financial Officer

PNK (ST. LOUIS RE), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

PNK (STLH), LLC

By:	Pinnacle Entertainment, Inc.
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Executive Vice President and Chief Financial Officer

President Riverboat Casino-Missouri, Inc.

By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

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PSW PROPERTIES LLC

By:	PNK (BILOXI), LLC
Its:	Sole Member

	By:	/s/ Carlos A. Ruisanchez
	Name:	Carlos A. Ruisanchez
	Title:	Chief Financial Officer and Treasurer

YANKTON INVESTMENTS, LLC

By:	/s/ John A. Godfrey
Name:	John A. Godfrey
Title:	Manager

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THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence Dillard
Name:	Lawrence Dillard
Title:	Vice President